Exhibit 99.1

VIOLIN MEMORY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	October 31, 2016	January 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,305	$23,921
Restricted cash	—	10,000
Short-term investments	2,452	42,058
Accounts receivable, net	3,669	5,308
Inventory	9,749	12,001
Other current assets	1,642	4,170

Total current assets	26,817	97,458
Property and equipment, net	6,873	9,322
Other assets	5,151	6,067

	$38,841	$112,847

Liabilities and Stockholders’ Deficit
Current liabilities:
Line of credit	$—	$13,398
Accounts payable	3,418	3,747
Accrued liabilities	8,374	13,570
Deferred revenue	9,938	13,006

Total current liabilities	21,730	43,721
Convertible senior notes, net	118,369	117,464
Deferred revenue	4,368	6,239
Long-term liabilities	—	275

Total liabilities	144,467	167,699

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of October 31, 2016; no shares issued and outstanding as of October 31, 2016 and January 31, 2016	—	—
Common stock, $0.001 par value, 250,000 shares authorized as of October 31, 2016; 25,258 and 24,660 shares issued and outstanding as of October 31, 2016 and January 31, 2016, respectively	2	10
Additional paid-in capital	514,742	505,274
Accumulated other comprehensive income	563	456
Accumulated deficit	(620,933)	(560,592)

Total stockholders’ deficit	(105,626)	(54,852)

	$38,841	$112,847

VIOLIN MEMORY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
	(Unaudited)
Revenue:
Product revenue	$1,597	$6,326	$7,817	$22,996
Service revenue	5,425	6,213	16,421	16,947

Total revenue	7,022	12,539	24,238	39,943

Cost of revenue:
Cost of product revenue (1)	2,957	3,383	10,843	13,485
Cost of service revenue (1)	2,344	2,785	7,591	8,337

Total cost of revenue	5,301	6,168	18,434	21,822

Gross profit	1,721	6,371	5,804	18,121

Operating expenses:
Sales and marketing (1)	6,173	14,049	22,721	41,144
Research and development (1)	7,863	10,110	26,694	32,216
General and administrative (1)	2,645	3,456	9,293	13,315
Restructuring charges	980	—	2,450	—

Total operating expenses	17,661	27,615	61,158	86,675

Loss from operations	(15,940)	(21,244)	(55,354)	(68,554)
Other income (expense), net	(56)	126	(364)	79
Interest and other financing expense	(1,596)	(1,649)	(4,569)	(5,093)

Loss before income taxes	(17,592)	(22,767)	(60,287)	(73,568)
Income taxes	14	(98)	54	(15)

Net loss	$(17,606)	$(22,669)	$(60,341)	$(73,553)

Net loss per share of common stock, basic and diluted	$(0.70)	$(0.93)	$(2.41)	$(3.05)

Shares used in computing net loss per share of common stock, basic and diluted	25,207	24,389	25,015	24,138

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$22	$233	$56	$753
Cost of service revenue	112	383	466	1,052
Sales and marketing	363	785	1,673	3,066
Research and development	904	1,582	4,245	5,537
General and administrative	808	1,052	2,938	4,846

VIOLIN MEMORY, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended October 31,
	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net loss	$(60,341)	$(73,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,076	6,655
Accretion of debt issuance costs to interest expense	1,013	1,287
Loss on disposal of property and equipment	99	—
Provision for excess and obsolete inventory	2,940	—
Stock-based compensation	9,373	15,254
Changes in operating assets and liabilities, net:
Accounts receivable	1,639	5,568
Inventory	(2,670)	(1,800)
Other assets	2,519	911
Accounts payable	126	(5,313)
Accrued liabilities	(5,471)	(5,131)
Deferred revenue	(4,939)	(3,818)

Net cash used in operating activities	(49,636)	(59,940)

Cash flows from investing activities:
Purchase of property and equipment	(1,382)	(5,451)
Decrease (increase) in restricted cash	10,000	(7,700)
Purchase of investments	—	(49,913)
Sale of investments	—	1,500
Proceeds from maturity of investments	39,615	52,607

Net cash provided by (used in) investing activities	48,233	(8,957)

Cash flows from financing activities:
Proceeds from line of credit	12,847	31,617
Repayment of line of credit	(26,245)	(27,723)
Proceeds from issuance of common stock, net of issuance costs	87	962

Net cash used in financing activities	(13,311)	4,856

Effect of exchange rates on cash and cash equivalents	98	222

Net increase in cash and cash equivalents	(14,616)	(63,819)
Cash and cash equivalents at beginning of year	23,921	93,432

Cash and cash equivalents at end of period	$9,305	$29,613

Supplemental disclosure of other cash flow information:
Taxes paid	$36	$271
Interest paid	5,164	5,225
Supplemental disclosure of non-cash investing and financing activities:
Transfer/exchange of inventory to/for property and equipment	1,982	136
Payables outstanding related to purchases of long-term assets	—	609